Exhibit 3

FORM OF LOCK-UP AGREEMENT

                     , 2023

Morgan Stanley & Co. LLC
Cowen and Company, LLC
Leerink Partners LLC

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Cowen and Company, LLC
599 Lexington Avenue
New York, New York 10022

LEERINK PARTNERS LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Cowen and Company, LLC (“Cowen”) and Leerink Partners LLC (“Leerink” and together with Morgan Stanley and Cowen, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Alpine Immune Sciences, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to such agreement, including Morgan Stanley, Cowen and Leerink (collectively, the “Underwriters”), of equity securities of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 45 days after the date of the prospectus supplement (the “Restricted Period”) relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively, the “Restricted Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The restrictions set forth in the foregoing paragraph shall not apply to:

(1)       any transfers made by the undersigned (a) as a bona fide gift or gifts, (b) by will or other testamentary document or intestate succession upon the death of the undersigned, (c) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (as defined below), or (d) that occur by operation of law, such as pursuant to a domestic relations order or pursuant to a settlement agreement in connection with a domestic relations matter and such transfer is not for value;

(2)       if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers or distributions to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3)       if the undersigned is a corporation, partnership, trust, limited liability company or other similar entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement, or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4)       transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in the Public Offering or open market transactions after the completion of the Public Offering, provided that, prior to the expiration of the Restricted Period, no filing under the Exchange Act or other public announcement shall be made voluntarily in connection with subsequent sales of Common Stock or other securities acquired in the Public Offering or such open market transactions;

(5)       the sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “10b5-1 Plan”) under the Exchange Act that was in effect prior to the date hereof; provided, however, to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding the sales of shares pursuant to such 10b5-1 Plan, such announcement or filing shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act and shall also state the date such trading plan was adopted;

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(6)       the entry by the undersigned, at any time on or after the date of the Underwriting Agreement, into any 10b5-1 Plan, provided, however, that such 10b5- 1 Plan does not provide for, or permit, the sale of any Common Stock during the Restricted Period, and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; and

(7)       the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company (as defined below) occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company, provided, that if the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this letter agreement;

provided, however, that in the case of any transfer described in clauses (1)(a), 1(b), 1(c), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement and otherwise satisfactory in form and substance to the Representatives, and (B) in the case of any transfer described in clause (1), (2), or (3) above, no public announcement or filing under the Exchange Act is voluntarily made regarding such transfer during the Restricted Period, and if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Restricted Period, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above, as applicable.

For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act; and “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company.

If the Representatives release any officer, director or beneficial owner of 1% or more of the outstanding shares of Common Stock as of the date of the Underwriting Agreement (calculated assuming conversion of all outstanding shares of the Company’s preferred stock), other than the undersigned, from the restrictions described herein during the Restricted Period, then the undersigned shall also be granted an early release from its obligations hereunder, on a pro rata basis with all other beneficial owners of similarly restricted securities of the Company based on the maximum percentage of shares held by any such beneficial owner being released from such holder’s lock-up agreement (the “Pro-rata Release”);

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provided, however, that no Pro-rata Release of the undersigned’s Shares will occur unless the Representatives waived such prohibitions with respect to Common Stock, or any securities convertible into or exercisable for Common Stock, valued at $1,000,000 or more in the aggregate, in one or a series of similar transactions (based on the closing or last reported sale price of the Common Stock on the date such waiver becomes effective). The Pro-rata Release shall not be applied in the case of (1) a release effective solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this agreement or (2) an early release from the restrictions described herein during the Restricted Period in connection with an underwritten public offering that is wholly or partially a secondary offering of Shares, provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Common Stock or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Common Stock, shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such follow-on offering and on pricing terms that are no less favorable than the terms of the follow-on offering. The Representatives shall use commercially reasonable efforts to provide notice to the Company within two (2) business days prior to the effective date of a release of a stockholder of its obligations under any lock-up agreement executed in connection with the follow-on offering that gives rise to a corresponding release of the undersigned from its obligations hereunder pursuant to the terms of this paragraph, and the Company, in turn, shall notify the undersigned within two (2) business days thereafter that the same percentage of Common Stock held by the undersigned has been released from the restrictions set forth in this agreement, provided that the failure to give such notice to the Representatives or the undersigned shall not give rise to any claim or liability against the Representatives or the Company. The undersigned further acknowledges that the Representatives are under no obligation to inquire whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice. For purposes of determining beneficial ownership of a stockholder, all shares of Common Stock held by investment funds affiliated with such stockholder shall be aggregated.

For avoidance of doubt, nothing in this agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a net exercise or cashless basis with the Company to the extent the instruments representing such options or warrants permit exercises on a net exercise or cashless basis to pay the exercise price and/or withholding tax and remittance obligations), or receiving shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, upon the vesting of restricted stock units (including a net withholding of shares by the Company in connection with such vesting to pay the withholding tax and remittance obligations), it being understood that any Common Stock issued upon such exercises or vesting will be subject to the restrictions of this Agreement and provided, however, that no public announcement or filing is voluntarily made regarding such exercise during the Lock-Up Period and provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants or restricted stock units during the Restricted Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant or vesting of restricted stock units, as applicable, and that the shares of Common Stock received upon exercise are subject to the restrictions of this agreement.

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In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the equity securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any equity securities at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

This agreement may be executed and delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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Notwithstanding the foregoing, this agreement shall terminate and the undersigned shall be released from all obligations under this agreement upon the earliest to occur of (1) November 24, 2023 in the event that the Underwriting Agreement has not been executed by such date, (2) if prior to the execution of the Underwriting Agreement, the Company notifies the Representatives in writing that it does not intend to proceed with the Public Offering, and (3) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of any securities to be sold thereunder.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

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Very Truly Yours,

ORBIMED PRIVATE INVESTMENTS VI, LP
By: OrbiMed Capital GP VI LLC, its General Partner

By: OrbiMed Advisors LLC, its Managing Member

By: /s/ Peter Thompson
Name: Peter Thompson Title: Member

[Signature Page to Lock-up Agreement]